SECURTIES AND EXCHANGE COMMISION

                              Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                  July 27, 2003

                              FEMINIQUE CORPORATION

             (exact name of registrant as specified in its charter)

 Delaware                          0-11750                    13-3186327
(State or other jurisdiction      (Commission                (IRS Employer
 of incorporation)               File Number)                 Ident. No.)

               140 Broadway, 46th floor, New York, New York 10005
                  (Address of principal executive offices)

                                  212 655 9262

               Registrant's telephone number, including area code

                                 Not applicable

          (Former name or former address, if changed since last report)

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ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

On July 28, 2003, U.S. Bankruptcy Judge Melanie L. Cyganowski of the U.S. Bankruptcy Court for the Eastern District of New York signed an order confirming the Plan of Reorganization of Registrant on file at the U.S. Bankruptcy Court, Long Island Federal Courthouse, 560 Federal Plaza, Central Islip, New York 11722-4456, Case No. 800-85241-511. The Plan provides in pertinent part:

     1. That all holders of allowed Administrative Claims, priority tax claims and secured claims shall be paid 100% of the allowed claims, in cash.

     2. That unsecured creditors shall receive, pro-rata, a total of 23,344,085 shares of common stock of Registrant issuable pursuant to the Court's Order of Confirmation.

     3.   Current shareholders continue to retain their share ownership.

          Matterhorn Holdings, Inc. ("Matterhorn") contributed additional cash necessary to fund payments to the administrative priority and secured creditors. The principal shareholders of Matterhorn are Jonathan Rosen, Registrant's former president, and John Figliolini, Registrant's then Acting President and Secretary. Mr. Figliolini resigned as president and secretary on September 2, 2003. In exchange for the cash contribution, Feminique will issue 28,311,830 shares of its common stock at a price of $.00025 per share. At that time, 75,000,000 shares (all of the authorized shares) will be outstanding.

          Registrant will enter into a consulting agreement with Medplus Corporation (now known as Atlantic Business Development Corporation) a registered Business Development Company, to assist Registrant in locating, negotiating and financing appropriate investment opportunities and to provide it with management help. Pursuant to the Consulting Agreement, Registrant shall issue a warrant to Medplus allowing Medplus to purchase 171,688,170 shares of Registrant's common stock at a purchase price of $.00025 per share, to be exercised within 30 days after the authorization (by approval of shareholders of Registant) to amend its Certificate of Incorporation, to increase the authorized shares from 75,000,000 to 275,000,000 shares or authorizing Registrant to conduct a reverse stock split. The proceeds from Medplus' exercise of its warrant shall be utilized by Registrant (a total of $42,922.04) to pay expenses incurred by the reorganized Registrant after emerging from Chapter 11. Pursuant to an Asset Purchase Agreement under which the assets of Registrant's former wholly-owned subsidiary, Quality Health Care Products, Inc., were sold, Registrant is required to change its corporate name following confirmation of its Plan of Reorganization.

ITEM 5.  OTHER EVENTS.   John Figliolini, Acting President of the Registrant
resigned his position as Director and Acting President on September 2, 2003.
The remaining directors, Leon Golden and Steven Lowe elected Max Khan and Gobind Sahney as directors. Mr. Golden then resigned as President and Director. Mr. Khan was then unanimously appointed President and CEO of Registrant and Mr. Sahney was elected Chairman of the Board. The current directors and officers of the Registrant are:

               Max Khan -  Director, President, CEO

               Gobind Sahney - Chairman of the Board

               Steven Lowe - Director, Secretary

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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Corporations has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

                                             FEMINIQUE CORPORATION


Date: November 20, 2003                       By:  /s/  Max Khan
                                                 ---------------------------
                                                 Max Khan, President and
                                                 Chief Executive Officer


Date: November 20, 2003                       By:  /s/  Steven Lowe
                                                 ---------------------------
                                                 Steven Lowe, Secretary


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